INFORMATION DISPLAYED IN THE FOLLOWING ORDER:
Issuer Name
Cusip #
Trade Date
PI LLC Fund Name
List of Underwriters
Name of Affiliate
Underwriter(s) or Dealer(s) from Whom Purchased (Non-Affiliates)
Coupon (if Applicable)
Unit Price
Gross spread as a % of price (Underwriting spread per unit divided by unit price - a calculated field) cell O/N
Par Value or # of shares purchased
Dollar Value of Offering Purchased by Fund (a calculated field) cell U*N/100 ##









AdvancePierre Foods Holdings I
00782L107
7/15/2016
PSF SP Small-Cap Value Portfolio
(GS) Goldman, Sachs & Co. Barclays Capital Inc.
BMO Capital Markets Corp. Credit Suisse Securities (USA) LLC
Deutsche Bank Securities Inc. Merrill Lynch, Pierce, Fenner & Smith, Incorporated Morgan Stanley & Co. LLC Wells Fargo Securities, LLC
Goldman, Sachs & Co.
Credit Suisse Securities (USA) LLC
N/A
$21.000
6.0000%
29,002.00
$609,042












Catalent Inc
148806102
09/06/16
PSF SP Small Cap Value Portfolio
(GS) Goldman, Sachs & Co. Deutsche Bank Securities Inc.
Morgan Stanley & Co. LLC
Goldman, Sachs & Co.
Morgan Stanley & Co. LLC
N/A
23.850
1.1321%
7,196.00
$171,625












PDC Energy Inc
69327R101
9/8/2016
PSF SP Small Cap Value Portfolio
(GS) Goldman, Sachs & Co.
ABN Amro Securities (USA) LLC
BBVA Securities Inc.
BMO Capital Markets Corp.
BTIG, LLC
Capital One Securities, Inc.
CIBC World Markets Corp
Credit Agricole Securities (USA) Inc.
Fifth Third Securities, Inc.
J.P. Morgan Securities LLC
Keybanc Capital Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith, Incorporated
Natixis Securities Americas LLC
PNC Capital Markets LLC
Scotia Capital (USA) Inc
TD Securities USA LLC
Wells Fargo Securities, LLC
Goldman, Sachs & Co.
J.P. Morgan Securities LLC
N/A
63.250
2.7510%
4,777.00
$302,145












RSP Permian Inc
74978Q105

10/13/2016
PSF SP Small Cap Value Portfolio
(GS) Goldman, Sachs & Co.
ABN Amro Securities (USA) LLC
Barclays Capital Inc.
Citigroup Global Markets Inc.
J.P. Morgan Securities LLC
Jefferies LLC
Keybanc Capital Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith, Incorporated
Raymond James & Associates, Inc.
RBC Capital Markets, LLC
Scotia Capital (USA) Inc
Sea Port Group Securities, LLC
Stephens Inc.
Tudor, Pickering, Holt & Co. Securities, Inc.
UBS Securities LLC
Wunderlich Securities, Inc., Comerica Securities,  BOK Financial
Securities, Inc., TCB Capital Markets.
Goldman, Sachs & Co.
Barclays Capital Inc.

N/A
39.750
2.8750%
4,404.00
$175,059












SM Energy Co
78454L100
12/2/2016
PSF SP Small Cap Value Portfolio
(GS) Goldman, Sachs & Co.
Barclays Capital Inc.
BBVA Securities Inc.
Capital One Securities, Inc.
Deutsche Bank Securities Inc.
J.P. Morgan Securities LLC
Keybanc Capital Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith, Incorporated
Piper Jaffray & Co
RBC Capital Markets, LLC
Santander Investment Securities Inc.
Scotia Capital (USA) Inc
Tudor, Pickering, Holt & Co. Securities, Inc.
Wells Fargo Securities, LLC
Goldman, Sachs & Co.
J.P. Morgan Securities LLC
N/A
38.250
3.5001%
10,675.00
$408,319












Callon Petroleum Co
13123X102
12/14/2016
PSF SP Small Cap Value Portfolio
(GS) Goldman, Sachs & Co.
Barclays Capital Inc.
Canaccord Genuity Inc.
Capital One Securities, Inc.
Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC
J.P. Morgan Securities LLC
Johnson Rice & Company L.L.C.
Keybanc Capital Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith, Incorporated
Morgan Stanley & Co. LLC
RBC Capital Markets, LLC
Scotia Capital (USA) Inc
Sea Port Group Securities, LLC
Stephens Inc.
Suntrust Robinson Humphrey, Inc.
Tudor, Pickering, Holt & Co. Securities, Inc.
Goldman, Sachs & Co.
J.P. Morgan Securities LLC
N/A
16.400
3.1250%
21,162.00
$347,057